Exhibit 99.1

News Release

International Paper Reports Strong Third Quarter Earnings

Results Driven by Balanced Global Portfolio

Demonstrated Step Change in Earnings and Cash Flow

MEMPHIS, Tenn. – October 27th, 2011 – International Paper today reported third quarter 2011 net earnings from continuing operations attributable to common shareholders totaling $518 million, or $1.19 per share ($0.92 excluding special items), including record profit levels in North American Coated Paperboard and solid results in emerging markets. Despite increasing input costs on most raw materials, the company improved earnings and cash flow in the quarter with superior operational, outage and cost management performance.

Diluted Earnings Per Share Attributable to International Paper Common Shareholders

	Third Quarter 2011	Second Quarter 2011	Third Quarter 2010
Net Earnings	$1.19	$0.52	$0.91
Add Back – Net Special Items Expense (Income)	$(0.27)	$0.28	$0.00
Earnings Before Special Items	$0.92	$0.80	$0.91

Quarterly net sales were $6.6 billion compared with $6.6 billion in the second quarter of 2011 and $6.7 billion in the third quarter of 2010.

Operating profits were $571 million in the third quarter of 2011, compared with $483 million in the second quarter of 2011 and $752 million in the third quarter of 2010, all of which included special items.

“IP delivered a strong quarter in a tough environment,” said John Faraci, Chairman and Chief Executive Officer. “We are consistently generating higher profits and cash flow from our transformed portfolio with an international footprint that has strengthened our earnings power. Even as some expected challenges persisted in the third quarter, including weak economic growth in developed markets and input cost inflation, we look ahead with confidence as we continue to capitalize on our balanced portfolio and realize gains from recent investments.”

SEGMENT INFORMATION

The performance of the company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Third quarter 2011 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging posted improved sequential earnings of $301 million ($293 million including special items) in the third quarter of 2011, versus $269 million in the second quarter of 2011. The current quarter’s earnings were favorably impacted by lower mill maintenance outage spending and from resuming production at the Vicksburg mill following the May flood. North American sales volumes and prices were relatively stable in the third quarter, but were somewhat weaker in export markets reflecting seasonal declines in our integrated EMEA box plants, as well as a slower than expected overall economic recovery. Higher recycled fiber costs had a $14 million negative impact versus the second quarter of 2011.

Printing Papers’ operating profits were $238 million ($239 million including special items) versus $222 million ($243 million including special items) in the second quarter of 2011. In North America, quarterly earnings were impacted by strong manufacturing performance, less maintenance outage spending and favorable paper pricing partly offset by lower pulp sales pricing along with higher input costs. Segment earnings also reflect higher costs and maintenance outage expenses in Brazil, offset by favorable foreign exchange rates late in the quarter.

Consumer Packaging operating profit was $103 million ($30 million including special items) compared with $98 million (a loss of $33 million including special items) in the second quarter of 2011. Third quarter improvement was primarily driven by the lack of maintenance outages and further sales price realizations in North America, but was partially offset by higher input costs.

xpedx, the company’s North American distribution business, reported operating profits of $27 million ($9 million including special items), up significantly from $14 million ($4 million including special items) in the second quarter of 2011. Earnings improved from the prior quarter due to seasonally higher sales volumes and lower operating costs, partially offset by lower sales margins.

Net corporate expenses for the 2011 third quarter were $34 million compared with $36 million in the second quarter of 2011 and $58 million in the third quarter of 2010. The decrease compared with the 2010 third-quarter reflects lower pension costs and lower supply chain project costs.

Effective Tax Rate

The effective tax rate before special items for the third quarter of 2011 was 30 percent, compared with an effective tax rate before special items of 33 percent in the second quarter of 2011 and 31 percent in the third quarter of 2010. The lower rate in the 2011 third quarter reflects adjustments of prior-year income tax estimates as the result of filing the Company’s 2010 income tax returns and the release of tax reserves due to the expiration of statutes of limitations.

Effects of Special Items

Special items in the third quarter of 2011 included a pre-tax charge of $49 million ($32 million after taxes) for restructuring and other charges and a pre-tax charge of $82 million (a gain of $148 million after a $222 million tax benefit and a gain of $8 million related to a non-controlling interest) to reduce the carrying value of our Shorewood business to estimated fair market value. Restructuring and other charges included a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a pre-tax charge of $18 million ($13 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with the signing of an agreement to acquire Temple-Inland, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the sale of our Shorewood business, and a pre-tax charge of $1 million ($0 million after taxes) for other items.

Special items in the second quarter of 2011 included a pre-tax gain of $10 million ($7 million after taxes) for restructuring and other charges, a pre-tax charge of $129 million ($104 million after taxes) for a fixed asset impairment of the North American Shorewood business, a $27 million pre-tax charge ($17 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota, and a $5 million tax expense related to state tax legislative changes and audit settlements. Restructuring and other charges included a pre-tax gain of $21 million ($13 million after taxes) related to a change in estimate that resulted in the reversal of an environmental reserve due to the announced repurposing of a portion of the Franklin mill to produce fluff pulp, pre-tax charges of $10 million ($6 million after taxes) for costs associated with the restructuring of our xpedx operations and pre-tax charges of $1 million ($0 million after taxes) for other items.

Special items in the third quarter of 2010 were immaterial.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9:00 a.m. EDT / 8:00 a.m. CDT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541 and ask to be connected to the International Paper Third-Quarter Earnings Call. The conference ID number is “12353760.” Participants should call in no later than 8:45 a.m. EDT/7:45 a.m. CDT. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter “12353760.”

International Paper (NYSE: IP) is a global paper and packaging company with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include uncoated papers and industrial and consumer packaging, complemented by xpedx, the company’s North American distribution company. Headquartered in Memphis, Tennessee the company employs about 59,500 people in more than 24 countries and serves customers worldwide. 2010 net sales were more than $25 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities and risks inherent in conducting business through a joint venture; and (vi) our ability to achieve the benefits we expect from strategic acquisitions and divestitures. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Glenn Landau, 901-419-1731; and Emily Nix, 901-419-4987

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended September 30,			Three Months Ended June 30,		Nine Months Ended September 30,
	2011		2010	2011		2011		2010
Net Sales	$6,632		$6,720	$6,648		$19,667		$18,648

Costs and Expenses
Cost of products sold	4,793		4,758	4,880	(e)	14,298	(e)	13,712
Selling and administrative expenses	477		504	484		1,446		1,397
Depreciation, amortization and cost of timber harvested	335		362	336		1,011		1,096
Distribution expenses	352		339	361		1,053		986
Taxes other than payroll and income taxes	33		58	38		111		150
Restructuring and other charges	49	(a)	—	(10	)(f)	84	(h)	359	(j)
Net losses on sales and impairments of businesses	82	(b)	—	129	(g)	219	(i)	—
Interest expense, net	130		152	137		403		458

Earnings From Continuing Operations Before Income Taxes and
Equity Earnings	381	(a,b)	547	293	(e-g)	1,042	(e,h,i)	490	(j)
Income tax (benefit) provision	(84	)(c)	170	118		157	(c)	171	(k)
Equity earnings, net of taxes	50		22	57		160		27

Earnings From Continuing Operations	515	(a-c)	399	232	(e-g)	1,045	(c,e,h,i)	346	(j,k)
Discontinued operations, net of taxes	—		—	—		49		—

Net Earnings	$515	(a-c)	$399	$232	(e-g)	$1,094	(c,e,h,i)	$346	(j,k)
Less: Net earnings (loss) attributable to noncontrolling interests	(3	)(d)	2	8		10	(d)	18

Net Earnings Attributable to International Paper Company	$518	(a-d)	$397	$224	(e-g)	$1,084	(c,d,e,h,i)	$328	(j,k)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$1.20	(a-d)	$0.92	$0.52	(e-g)	$2.40	(c,d,e,h,i)	$0.76	(j,k)
Discontinued operations	—		—	—		0.11		—

Net earnings	$1.20	(a-d)	$0.92	$0.52	(e-g)	$2.51	(c,d,e,h,i)	$0.76	(j,k)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings from continuing operations	$1.19	(a-d)	$0.91	$0.52	(e-g)	$2.37	(c,d,e,h,i)	$0.76	(j,k)
Discontinued operations	—		—	—		0.11		—

Net earnings	$1.19	(a-d)	$0.91	$0.52	(e-g)	$2.48	(c,d,e,h,i)	$0.76	(j,k)

Average Shares of Common Stock Outstanding—Diluted	435.2		433.8	436.2		436.7		433.8

Cash Dividends Per Common Share	$0.2625		$0.1250	$0.2625		$0.7125		$0.2750

Amounts Attributable to International Paper Common Shareholders
Earnings from continuing operations, net of tax	$518		$397	$224		$1,035		$328
Discontinued operations, net of tax	—		—	—		49		—

Net Earnings	$518		$397	$224		$1,084		$328

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a pre-tax charge of $18 million ($13 million after taxes) for costs associated with the restructuring of the Company's xpedx operations, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with signing an agreement to acquire Temple-Inland, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the sale of the Company's Shorewood operations, and a pre-tax charge of $1 million ($0 million after taxes) for other items.
(b)	Includes a pre-tax charge of $82 million (a gain of $140 million after taxes) to reduce the carrying value of the Shorewood business based on the terms of the definitive agreement to sell this business.
(c)	Includes a tax benefit of $222 million related to the reduction of the carrying value of the Shorewood business and the write-off of a deferred tax liability associated with Shorewood.
(d)	Includes noncontrolling interest income of $8 million (before and after taxes) associated with the fixed asset impairment of Shorewood Mexico.
(e)	Includes a pre-tax charge of $27 million ($17 million after taxes) for an environmental reserve related to the Company's property in Cass Lake, Minnesota.
(f)	Includes a pre-tax gain of $21 million ($13 million after taxes) related to a change in estimate resulting in the reversal of environmental reserves due to the announced repurposing of a portion of the Franklin mill to produce fluff pulp, a pre-tax charge of $10 million ($6 million after taxes) for costs associated with the restructuring of the Company's xpedx operations, and a pre-tax charge of $1 million ($0 million after taxes) for other items.
(g)	Includes a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of the North American Shorewood business.
(h)	Includes a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a pre-tax charge of $35 million ($23 million after taxes) for costs associated with the restructuring of the Company's xpedx operations, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with signing an agreement to acquire Temple-Inland, a pre-tax charge of $6 million ($4 million after taxes) for costs associated with the sale of the Company's Shorewood operations, a pre-tax gain of $21 million ($13 million after taxes) related to a change in estimate resulting in the reversal of environmental reserves due to the announced repurposing of a portion of the Franklin mill, a pre-tax charge of $32 million ($19 million after taxes) for early debt extinguishment costs, and pre-tax charges of $8 million ($5 million after taxes) for other items.
(i)	Includes a pre-tax charge of $82 million (a gain of $140 million after taxes) to reduce the carrying value of the Shorewood business based on the terms of the definitive agreement to sell this business, a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of the North American Shorewood business, and a charge of $8 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009.
(j)	Includes a pre-tax charge of $315 million ($192 million after taxes) for shutdown costs for the Franklin mill (including $236 million of accelerated depreciation and $36 million of environmental closure costs), a pre-tax charge of $22 million ($13 million after taxes) for early debt extinguishment costs, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment, a pre-tax charge of $4 million ($2 million after taxes) for costs associated with the reorganization of the Company's Shorewood operations and charges of $7 million ($6 million after taxes) for other items.
(k)	Includes a $14 million tax expense and a $32 million tax expense for incentive compensation and Medicare Part D deferred tax write-offs, respectively.

International Paper Company

Reconciliation of Earnings Before Special Items to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2011	2010	2011	2011	2010
Earnings Before Special Items	$402	$397	$343	$1,067	$594
Restructuring and other charges	(32)	—	(10)	(70)	(220)
Net (gains) losses on sales/impairments of business	148	—	(104)	36	—
Income tax adjustments	—	—	(5)	(5)	(46)
Bargain purchase price adjustment recorded in equity earnings	—	—	—	7	—

Earnings from Continuing Operations	518	397	224	1,035	328
Discontinued operations	—	—	—	49	—

Net Earnings as Reported	$518	$397	$224	$1,084	$328

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
Diluted Earnings per Common Share	2011	2010	2011	2011	2010
Earnings Per Share Before Special Items	$0.92	$0.91	$0.80	$2.44	$1.37

Restructuring and other charges	(0.07)	—	(0.03)	(0.16)	(0.51)
Net losses on sales/impairments of business	0.34	—	(0.24)	0.08	—
Income tax adjustments		—	(0.01)	(0.01)	(0.10)
Bargain purchase price adjustment recorded in equity earnings	—	—	—	0.02	—

Earnings Per Common Share from Continuing Operations	1.19	0.91	0.52	2.37	0.76
Discontinued operations	—	—	—	0.11	—

Diluted Earnings per Common Share as Reported	$1.19	$0.91	$0.52	$2.48	$0.76

Notes:

(1) The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles ("GAAP"). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2) Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2011	2010	2011	2011	2010
Industrial Packaging	$2,660	$2,610	$2,705	$7,920	$7,270
Printing Papers	1,550	1,550	1,585	4,665	4,400
Consumer Packaging	955	870	945	2,805	2,520
Distribution	1,710	1,755	1,655	5,005	4,965
Forest Products (1)	—	205	—	—	220
Corporate and Inter-segment Sales	(243)	(270)	(242)	(728)	(727)

Net Sales	$6,632	$6,720	$6,648	$19,667	$18,648

Operating Profit by Industry Segment

	Three Months Ended September 30,			Three Months Ended June 30,		Nine Months Ended September 30,
	2011		2010	2011		2011		2010
Industrial Packaging	$293	(2)	$332	$269		$841	(2)	$565	(2)
Printing Papers	239	(3)	278	243	(3)	683	(3)	247	(3)
Consumer Packaging	30	(4)	71	(33	)(4)	97	(4)	147	(4)
Distribution	9	(5)	22	4	(5)	18	(5)	69
Forest Products (1)	—		49	—		—		97

Operating Profit	571		752	483		1,639		1,125
Interest expense, net	(130)		(152)	(137)		(403)		(458)
Noncontrolling interest/equity earnings adjustment (6)	(1)		5	9		6		20
Corporate items, net	(34)		(58)	(36)		(114)		(163)
Restructuring and other charges	(25)		—	(26)		(86)		(34)

Earnings (Loss) From Continuing Operations
Before Income Taxes and Equity Earnings	$381		$547	$293		$1,042		$490

Equity Earnings in Ilim Holdings S.A.,
Net of Taxes	$51		$22	$57		$152		$24

(1)	The Company has substantially completed its land sales and earnings for future land sales are expected to be insignificant. Beginning in 2011, Forest Products is no longer reported as a separate industry segment.
(2)	Includes charges of $8 million for the three months and nine months ended September 30, 2011 for costs associated with signing an agreement to acquire Temple-Inland, a gain of $7 million for the nine months ended September 30, 2011 for a bargain purchase price adjustment on an acquisition by our joint venture in Turkey, costs of $2 million for the nine months ended September 30, 2011 and $3 million for the nine months ended September 30, 2010 for additional closure costs for the Etienne mill in France, and $3 million for the nine months ended September 30, 2010 for closure costs for U.S. mills closed in 2009.
(3)	Includes gains of $1 million and $21 million for the three months ended September 30, 2011 and June 30, 2011, respectively, and $22 million for the nine months ended September 30, 2011 related to the repurposing of the Franklin mill, a charge of $8 million for the nine months ended September 30, 2011 for asset impairment costs associated with the Inverurie mill, and charges of $315 million for the nine months ended September 30, 2010 for shutdown costs for the Franklin mill.
(4)	Includes a charge of $82 million for the three and nine months ended September 30, 2011 to reduce the carrying value of the Shorewood business to fair market value, a charge of $129 million for the three months ended June 30, 2011 and nine months ended September 30, 2011 for a fixed asset impairment for the North American Shorewood business, an $8 million gain for the three months ended September 30, 2011 for noncontrolling interest related to the fixed asset impairment at Shorewood Mexico, and a gain of $1 million and charges of $2 million and $2 million for the three months ended September 30, 2011 and June 30, 2011 and the nine months ended September 30, 2011, respectively, and a charge of $4 million for the nine months ended September 30, 2010 for costs associated with the reorganization of the Company's Shorewood operations.
(5)	Includes charges of $18 million, $10 million and $35 million for the three months ended September 30, 2011, three months ended June 30, 2011 and nine months ended September 30, 2011, respectively, associated with the restructuring of the Company's xpedx operations.
(6)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

7

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended September 30, 2011
	Industrial	Printing	Consumer
	Packaging	Papers	Packaging	Distribution	Total
Operating Profit as Reported	$293	$239	$30	$9	$571
Restructuring and other charges	8	(1)	(1)	18	24
Net losses on sales and impairments of businesses	—	—	74	—	74

Operating Profit Before Special Items	$301	$238	$103	$27	$669

	Three Months Ended September 30, 2010
	Industrial	Printing	Consumer		Forest
	Packaging	Papers	Packaging	Distribution	Products	Total
Operating Profit as Reported	$332	$278	$71	$22	$49	$752
Restructuring and other charges	—	—	—	—	—	—

Operating Profit Before Special Items	$332	$278	$71	$22	$49	$752

	Three Months Ended June 30, 2011
	Industrial	Printing	Consumer
	Packaging	Papers	Packaging	Distribution	Total
Operating Profit as Reported	$269	$243	$(33)	$4	$483
Restructuring and other charges	—	(21)	2	10	(9)
Net losses on sales and impairments of businesses	—	—	129	—	129

Operating Profit Before Special Items	$269	$222	$98	$14	$603

	Nine Months Ended September 30, 2011
	Industrial	Printing	Consumer
	Packaging	Papers	Packaging	Distribution	Total
Operating Profit as Reported	$841	$683	$97	$18	$1,639
Restructuring and other charges	10	(22)	2	35	25
Net losses on sales and impairments of businesses	—	8	203	—	211
Bargain purchase price adjustment recorded in equity earnings	(7)	—	—	—	(7)

Operating Profit Before Special Items	$844	$669	$302	$53	$1,868

	Nine Months Ended September 30, 2010
	Industrial	Printing	Consumer		Forest
	Packaging	Papers	Packaging	Distribution	Products	Total
Operating Profit as Reported	$565	$247	$147	$69	$97	$1,125
Restructuring and other charges	6	315	4	—	—	325

Operating Profit Before Special Items	$571	$562	$151	$69	$97	$1,450

(1)	The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles ("GAAP"). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	The Company has substantially completed its land sales and earnings for future land sales are expected to be insignificant. Beginning in 2011, Forest Products is no longer reported as a separate industry segment.

8

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2011	2010	2011	2011	2010
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	1,895	1,928	1,913	5,618	5,693
Containerboard	614	634	620	1,789	1,867
Recycling	608	636	609	1,860	1,860
Saturated Kraft	38	45	45	122	136
Bleached Kraft	27	23	25	75	66
European Industrial Packaging	244	251	266	783	768
Asian Box (2)	118	114	116	337	197

Industrial Packaging	3,544	3,631	3,594	10,584	10,587

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	657	684	656	1,975	2,051
European & Russian Uncoated Papers	289	311	306	907	929
Brazilian Uncoated Papers	283	262	270	826	792

Uncoated Papers	1,229	1,257	1,232	3,708	3,772

Market Pulp (3)	347	385	364	1,052	1,053

Consumer Packaging (In thousands of short tons)
U.S. Coated Paperboard	342	364	364	1,070	1,057
European Coated Paperboard	80	88	80	244	264
Asian Coated Paperboard	257	213	258	737	651
Other Consumer Packaging	46	45	47	138	129

Consumer Packaging	725	710	749	2,189	2,101

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes SCA Packaging volumes from date of acquisition in June 2010.
(3)	Includes internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	September 30, 2011	December 31, 2010

Assets
Current Assets
Cash and Temporary Investments	$2,722	$2,073
Accounts and Notes Receivable, Net	3,830	3,039
Inventories	2,326	2,347
Deferred Income Tax Assets	550	339
Assets held for sale	228	—
Other	279	230

Total Current Assets	9,935	8,028

Plants, Properties and Equipment, Net	11,401	12,002
Forestlands	674	747
Investments	706	1,092
Goodwill	2,243	2,308
Deferred Charges and Other Assets	875	1,191

Total Assets	$25,834	$25,368

Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities
of Long-Term Debt	$644	$313
Liabilities held for sale	48	—
Accounts Payable and Accrued Liabilities	4,055	4,190

Total Current Liabilities	4,747	4,503

Long-Term Debt	7,801	8,358
Deferred Income Taxes	2,715	2,793
Pension Benefit Obligation	1,439	1,482
Postretirement and Postemployment Benefit Obligation	459	499
Other Liabilities	1,011	649

Equity
Invested Capital	4,214	4,418
Retained Earnings	3,188	2,416

Total Shareholders' Equity	7,402	6,834

Noncontrolling interests	260	250

Total Equity	7,662	7,084

Total Liabilities and Equity	$25,834	$25,368

10

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In Millions)

	Nine Months Ended
	September 30,
	2011	2010
Operating Activities
Earnings (loss) from continuing operations	$1,045	$346
Depreciation, amortization and cost of timber harvested	1,011	1,096
Deferred income tax expense (benefit), net	35	397
Restructuring and other charges	84	359
Pension plan contribution	—	(1,150)
Cost of timberlands sold	—	143
Net losses on sales and impairments of businesses	219	—
Equity (earnings) loss, net	(160)	(27)
Periodic pension expense, net	146	174
Other, net	133	(59)
Changes in current assets and liabilities
Accounts and notes receivable	(502)	(555)
Inventories	(85)	(181)
Accounts payable and accrued liabilities	13	126
Interest payable	43	49
Other	56	(131)

Cash Provided by Operations	2,038	587

Investment Activities
Invested in capital projects	(725)	(457)
Acquisitions, net of cash acquired	(3)	(152)
Proceeds from divestitures	50	—
Escrow arrangement	(139)	—
Other	(76)	(2)

Cash Used for Investment Activities	(893)	(611)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(30)	(26)
Issuance of debt	172	177
Reduction of debt	(284)	(505)
Change in book overdrafts	(27)	80
Dividends paid	(312)	(120)
Other	(9)	(24)

Cash Used for Financing Activities	(490)	(418)

Effect of Exchange Rate Changes on Cash	(6)	(21)

Change in Cash and Temporary Investments	649	(463)
Cash and Temporary Investments
Beginning of the period	2,073	1,892

End of the period	$2,722	$1,429

11